Exhibit 3.2
                                                                     -----------

                          AMENDED AND RESTATED BY-LAWS
                                       of
                        FACTORY CARD & PARTY OUTLET CORP.

                             A Delaware Corporation
                     (hereinafter called the "Corporation")

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held, in each year, on the date and at the time as shall be fixed by the Board and stated in the notice of said meeting. At annual meetings, the stockholders shall elect directors by a plurality vote and shall transact such other business as may properly be brought before the meeting.

         Section 2. SPECIAL MEETINGS. Special Meetings of the stockholders may be called at any time by the Board or by the Chairman of the Board or President and shall be called by the President or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board or a majority of the stockholders of the Corporation. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

         Section 3. NOTICE OF MEETINGS, STOCKHOLDER PROPOSALS AND NOMINATIONS.
(a) Except as otherwise provided by law, and subject to the provisions set forth in subsections (b) and (c) hereof, written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, a brief statement of the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of every meeting of stockholders either personally or by mail, by or at the direction of the President or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Whenever any notice is required to be given under the provisions of Delaware law, the certificate of incorporation of the Corporation (the "certificate of incorporation"), or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether it be before or after the time stated therein, shall be deemed equivalent to the giving of such notice. It shall not be requisite to the validity of any meeting of stockholders that notice thereof, whether prescribed by law, by the certificate of incorporation or by these By-Laws, shall have been given to any stockholder who attends in person or by proxy, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. No notice other than by verbal announcement need be given of any


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adjourned meetings of stockholders unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting.

                  (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of record of the Corporation who complies with the notice procedures set forth in this subsection (b). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the last annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the number of shares of common stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this subsection (b). The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this subsection (b), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  (c) Nominations of persons for election to the Board may be made at the annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this subsection (c). Nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the last annual meeting of stockholders. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to


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         serving as a director if elected); and (ii) as to the stockholder giving the notice, the name and address, as they appear on the Corporation's books, of such stockholder and the number of shares of common stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 4. STOCKHOLDER LIST. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 5. QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. The stockholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Less than a quorum may adjourn. In the absence of a quorum a majority in voting interest of those present, or in the absence of all the stockholders, any officer entitled to preside at or act as Secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the original meeting.

         Whenever the holders of any class or series or shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.



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         Section 6. CONDUCT OF MEETINGS. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman of the Board shall be the chairman of any meeting of stockholders, and such chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the tune fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and except to the extent otherwise determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 7. VOTING; PROXIES. Except as otherwise provided by law or in the certificate of incorporation, each stockholder of record shall be entitled to one vote for every share registered in his or her name and may attend meetings and vote or express consent or dissent without a meeting either in person or by proxy. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or in the certificate of incorporation. Directors shall be elected in the manner provided in Section 2 of Article II of these By-Laws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. Every proxy must be signed by the stockholder or his or her attorney-in-fact. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law of the State of Delaware, as amended from time to time.

         Section 8. ACTIONS BY STOCKHOLDERS. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken except at a duly called meeting of the stockholders of the Corporation, or upon unanimous written consent of the stockholders entitled to vote thereat. Stockholders of the Corporation may only propose actions to be taken by the Corporation and nominate members of the Board of Directors upon ninety (90) days prior written notice to the Corporation; provided that, the right of stockholders to propose a matter or nominate a person for election to the Board shall be subject to Section 2 of Article II of these By-Laws.

         Section 9. VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof.


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The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a shareholder shall determine otherwise.

         Section 10. PLACE OF MEETINGS. Meetings of the stockholders may be held at the principal office of the Corporation or at such other place within or without the State of Delaware as may be designated by the Board and stated in the notice of the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

         Section 2. NUMBER, QUALIFICATION AND ELECTION. The Board shall consist of not less than one nor more than fifteen members, the exact number of which shall be fixed by the certificate of incorporation. The number of directors shall thereafter be established from time to time by resolution of the Board. Subject to the provisions of the certificate of incorporation, the persons receiving the greatest number of votes at an election of the directors at an annual meeting of stockholders shall be the directors and shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         Section 3. QUORUM. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. The vote of a majority of directors


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present at a meeting at which a quorum is present shall be the act of the Board.

         Section 4. Time and Place of Meetings. The Board shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board.

         Section 5. ANNUAL MEETINGS. Annual meetings of the Board shall be held for the election of officers and the transaction of other business. Such meetings shall be held without notice either immediately after the annual meeting of stockholders and at the same place, or as soon as practicable within 20 days after the final adjournment of the annual meeting of stockholders, upon notice as hereinafter provided in Section 7 of this Article II, at such time and place as shall be determined by the Chairman of the Board or President.

         Section 6. Meetings. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chair, if there be one, the President, or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         Section 7. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him or her at his or her residence or usual place of business at least 2 days before the meeting, or by delivering or telephoning or telegraphing it to him or her at least 1 day before the meeting. Notice of any meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him or her, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken until a quorum shall be present.

         Section 8. AUTHORITY TO ISSUE WARRANTS. The Corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board, to create and issue, whether or not in connection with the issue and sale of any shares or other securities of the Corporation, rights or options entitling the holders or owners thereof to purchase or acquire from the Corporation any shares of any class or series or other securities, whether now or hereafter authorized, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the Board. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares or other securities may be purchased or acquired from the Corporation upon the exercise


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of any such rights or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board providing for the creation and issue of such rights or options, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options, and as shall be permitted by law. The Board is hereby authorized and empowered to authorize the creation and issue of any such rights or options and any such warrants or other instruments from time to time, for such consideration as the Board may determine. Any and all shares which may be purchased or acquired or issued upon the exercise of any such right or option shall be deemed fully paid shares and not liable to any further call or assessment, or partly paid and liable to further call or assessment, as the terms of the warrants or other instruments evidencing such rights or options shall provide. Except as otherwise provided by law, the Board shall have full power and discretion to prescribe and regulate from time to time the procedure to be followed in, and all other matters concerning, the creation, issue, and exercise of any such rights and options and such warrants or other instruments, and the setting aside of shares or other securities for the purpose thereof, and the issuance of such shares or other securities upon the exercise thereof.

         Section 9. RESIGNATION AND REMOVAL OF DIRECTORS. Any director or the entire Board may be removed at any time, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the Corporation.

         Section 10. VACANCIES. In case of a vacancy on the Board resulting from death, resignation, disqualification, increase in the number of authorized directors or other cause, such vacancy shall be filled for the unexpired term by the vote of a majority of the remaining directors, though less than a quorum, unless otherwise required by law or by the certificate of incorporation.

         Section 11. COMPENSATION. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

                                   ARTICLE III

                                   COMMITTEES

         Section 1. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any


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absent or disqualified member at any meeting of the Committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require such affixation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         Section 2. PROCEDURES, QUORUM AND MANNER OF ACTING. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

         Section 3. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 4. TELEPHONIC MEETINGS. Unless otherwise restricted by the certificate of incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. ELECTION AND QUALIFICATIONS. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person except the offices of President and Secretary.



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         Section 2. TERM OF OFFICE AND REMUNERATION. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

         Section 3. RESIGNATION; REMOVAL. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

         Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. Unless otherwise determined by the Board, the President shall be the Chairman of the Board of Directors.

         Section 5. PRESIDENT AND CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board, the President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board.

         Section 6 VICE-PRESIDENT. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

         Section 7 TREASURER. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

         Section 8 SECRETARY. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, shall keep the seal and, when authorized by the Board, shall apply it to any instrument requiring it. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him or her. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for the purpose by the presiding officer.


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         Section 9. ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

         Section 10. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these By-laws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

         Section 11. VACANCIES. If any vacancy shall occur among the officers of the Corporation, the Board shall have the power to fill such vacancy.

         Section 12. DELEGATION OF DUTIES OF OFFICERS. In the case of the absence or disability of an officer of the Corporation, or in case the office is vacant, or for any other reason that the Board may deem sufficient, the Board or any officer designated by it may, except as otherwise provided by law, delegate the powers or duties of such officer to any other person.

                                    ARTICLE V

                                BOOKS AND RECORDS

         Section 1. LOCATION. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

         Section 2. ADDRESSES OF STOCKHOLDERS. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

         Section 3. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 15 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VI

                         CERTIFICATES REPRESENTING STOCK

Section 1. CERTIFICATES; SIGNATURES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or


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Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary
or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

         Section 2. TRANSFERS OF STOCK. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

         Section 3. FRACTIONAL SHARES. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

         Section 4. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

         Section 5. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.


                                   ARTICLE VII

                                    DIVIDENDS

         Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly


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within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                  RATIFICATION

         Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE IX

                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

                                    ARTICLE X
                                   FISCAL YEAR

         Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                   ARTICLE XI
                     VOTING OF SHARES IN OTHER CORPORATIONS.



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         Section 1. VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other
Corporations which are held by the Corporation may be represented and voted by the Chairman of the Board, President or an Executive Vice President of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

                                   ARTICLE XII
                                   DEFINITIONS

         Section 1. DEFINITIONS. The term "entire Board" shall mean that number of directors from time to time fixed pursuant to Section 2 of Article II.

                                  ARTICLE XIII
                             INCONSISTENT PROVISIONS

         Section 1. INCONSISTENT PROVISIONS. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware, any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                   ARTICLE XIV
                                   AMENDMENTS

         Section 1. AMENDMENTS. By-Laws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, but any By-Law adopted by the Board may be amended or repealed by the stockholders.

                                   ARTICLE XV

                                 INDEMNIFICATION

         Section 1. NATURE OF INDEMNITY. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another Corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss (including, without limitation, attorneys' fees) actually and reasonably incurred by such person in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best


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interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board. The right to indemnification conferred in this
Article XV shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the Corporation for the expense incurred in defending any such proceeding, in advance of its final disposition. The Corporation may, by action of the Board, provide indemnification to employees, agents and fiduciaries of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 2. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director, officer, employee, fiduciary or agent of the Corporation under Section 1 of this Article XV or advance of expenses under
Section 5 of this Article XV shall be made promptly, and in any event the Corporation shall use its best efforts to make such indemnification or advance within sixty (60) days, upon the written request of the director, officer, employee, fiduciary or agent. Notwithstanding the preceding sentence, if a determination (as defined in the General Corporation Law of the State of Delaware) by the Corporation that the director, officer, employee, fiduciary or agent is entitled to indemnification pursuant to this Article XV is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty (60) days after receipt of a written request and delivery of an undertaking required by the General Corporation Law of the State of Delaware, if any, the right to indemnification or advances as granted by this
Article XV shall be enforceable by the director, officer, employee, fiduciary or agent in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation in accordance with this Article XV. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware shall be a defense to the action for indemnification or create a presumption that the claimant has not met the applicable standard of conduct nor shall an actual determination by the


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Corporation (including the Board, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. ARTICLE NOT EXCLUSIVE. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 4. INSURANCE. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XV.

         Section 5. EXPENSES. Expenses incurred by any person described in
Section 1 of this Article XV in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition upon receipt of any undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

         Section 6. EMPLOYEES AND AGENTS. Persons who are not covered by the foregoing provisions of this Article XV and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another Corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

         Section 7. CONTRACT RIGHTS. The provisions of this Article XV shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article XV and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this
Article XV or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         Section 8. MERGER OR CONSOLIDATION. For purposes of this Article XV, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a


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director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this
Article XV with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

         Section 9. SEVERABILITY. Whenever possible, each provision of this
Article XV shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Article XV is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the other provisions of this Article XV.















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